6


                       THE MANAGERS FUNDS

               Managers Capital Appreciation Fund

                       40 Richards Avenue
                   Norwalk, Connecticut  06854
                      ____________________

                      INFORMATION STATEMENT
                      ____________________

     This information statement is being provided to the shareholders of Managers Capital Appreciation Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission which permits the Fund's manager to hire new sub-advisers and to make changes to existing sub-adviser contracts with the approval of the Trustees, but without obtaining shareholder approval.

     This information statement will be mailed on or about May
10, 1997.

The Trust

     Managers Capital Appreciation Fund (the "Capital Appreciation Fund" or the "Fund") is an investment portfolio of The Managers Funds, a Massachusetts business trust (the "Trust"). The Trust has entered into an investment management agreement with The Managers Funds, L.P. (the "Manager"), dated August 17, 1990 (the "Management Agreement"). Under the Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers") to manage the portfolio of each investment portfolio of the Trust (each a "Fund"), to review and monitor the performance of these Sub-Advisers on an ongoing basis and to recommend changes in the roster of Sub-Advisers to the Trustees as appropriate. The Manager is responsible for allocating the Funds' assets among the Sub-Advisers for each Fund that has more than one Sub-Adviser. The portion of a Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager, and it is possible that an approved Sub-Adviser may not manage any portion of the Fund's assets. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or transfer agent. As compensation for its services, the Manager receives a fee from each Fund, out of which the Manager pays all fees payable to the Sub-Advisers of that Fund. The Funds, therefore, pay no fees to the Sub-Advisers.

     The Manager recommends Sub-Advisers for the Funds to the Trustees based upon its continuing quantitative and qualitative evaluation of the Sub-Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser and the Manager does not expect to recommend frequent changes of Sub-Advisers.

     The Sub-Advisers do not provide any services to the Funds except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser or its affiliated broker-dealer may execute portfolio transactions for a Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules thereunder.

The Sub-Advisory Agreement

     Since December, 1986, Dietche & Field Advisers, Inc. ("Dietche") has served as one of the Fund's Sub-Advisers. At a meeting held on March 10, 1997, the Trustees, including a majority of the non-interested Trustees, approved the Manager's recommendation to replace Dietche with a new sub-advisor with a more growth-oriented investment approach than Dietche's value style. Accordingly, the Trustees approved a sub-advisory agreement (the "New Agreement") with Essex Investment Management Company, Inc. ("Essex") which became effective immediately. The recommendation to hire Essex was made by the Manager in the ordinary course of its ongoing evaluation of sub-adviser performance and investment strategy and after extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate's organizational structure, investment process and style and long-term performance record. The Manager believes that Essex 's management style is appropriately suited to the Fund and expects Essex 's growth-oriented, "bottom-up" style and relatively concentrated portfolio to complement that of the Fund's other Sub-Adviser, Husic Capital Management ("Husic").

     Under the Management Agreement, the Fund pays the Manager a fee equal to 0.80% of the Fund's average daily net assets. From this amount, the Manager has paid (under the previous agreement with Dietche), and will continue to pay (under the New Agreement with Essex and the continuing agreement with Husic), each Sub-Adviser a fee of 0.40% of the Fund's average daily net assets under such Sub-Adviser's management. For the fiscal year ended December 31, 1996, the Fund paid the Manager $761,925, of which the Manager paid $189,483 and $60,917 to Dietche and Husic, respectively. (The Manager also paid $130,562 to Hudson Capital Management, the Sub-Adviser who was replaced by Husic in September of 1996.) Accordingly, there is no change in management fees payable by the Fund as a result of the change from Dietche to Essex.

     The New Agreement is somewhat different in form from the sub-advisory agreement which had been in place with Dietche (the "Previous Agreement"). In November 1994, the Trustees unanimously approved the adoption of the new form with respect to Sub-Advisers retained after that date and at their September 9, 1996 meeting the Trustees approved certain further changes to the new form. The new form is very similar in substance to the Previous Agreement in that it provides for the Sub-Adviser to manage the portion of the Fund allocated to it on a discretionary basis, provides for the Manager to compensate the Sub-Adviser for its services, authorizes the Sub-Adviser to select the brokers or dealers to effect portfolio transactions for the Fund, and requires the Sub-Adviser to comply with the Fund's investment policies and restrictions and with applicable law. However, because the previous form of agreement had been in use for a number of years, the Trustees believed it advisable to conform the agreement to current standards; accordingly, the Previous Agreement differs from the New Agreement in certain respects.
For example, the Sub-Adviser's responsibilities with respect to compliance monitoring and insurance coverage have been clarified. The form of the New Agreement is attached to this information statement as Exhibit A.

Information on Essex

     Following is a description of Essex, which is based on information provided by the Sub-Adviser. The Sub-Adviser is not affiliated with the Manager.

ESSEX INVESTMENT MANAGEMENT COMPANY, INC.
125 High Street
Boston, MA 02110

     Essex is an employee-owned Massachusetts corporation which is controlled by the firm's founder, Joseph C. McNay. The firm commenced operations in 1976, and as of December 31, 1996, had approximately $4.1 billion under management. Essex does not serve as an advisor or sub-advisor to any other registered investment companies. The firm's directors or principal officers are set forth below. The address of Messrs. McNay, Cutler and Clark is that of Essex. The address of Mr. Storey is 89 A Mt. Vernon Street, Boston, MA 02108 and the address of Dr. Egdahl is 333 Commonwealth Avenue, Boston, MA 02115.

     Name                 Position
Joseph C. McNay           Chairman
Stephen D. Cutler         President
Stephen R. Clark          Executive Vice President - Treasurer
James M. Storey           Clerk
Dr. Richard Egdahl        Director



Board of Trustees' Recommendation

     In approving the New Agreement, the Trustees, at an in-person meeting called for the purpose held on March 10, 1997, considered a number of factors, including (i) the nature and quality of the services expected to be rendered by Essex to the Fund; (ii) Essex's investment approach which is expected to complement that of Husic and provide additional diversification to the Fund; (iii) the structure of Essex and its ability to provide services to the Fund; and (iv) that the fees payable under the New Agreement will be identical to those payable under the Previous Agreement, and that the terms of the two agreements are substantially the same.

DESCRIPTION OF THE MANAGER

     The Manager is a Delaware limited partnership, which together with its predecessor entity, has served as the investment manager to the Trust since the Trust's inception. The sole general partner of the Manager is EAIMC Holdings Corp., of which Robert P. Watson, President and a Trustee of the Trust, is the sole shareholder. The Manager has no other general partners.

     The following chart lists those officers and Trustees of the Trust who are also affiliated with the Manager, and sets forth the nature of those affiliations:

     Name              Position with the Trust    Position with
the Manager

Robert P. Watson       President and Trustee   Chief Executive
Officer
Peter M. Lebovitz      Vice President          Managing Director
Donald S. Rumery       Treasurer               Director of
Operations
Kathleen Wood          Secretary               Vice President
Giancarlo (John) E. Rosati                     Assistant
Treasurer              Vice President
Peter M. McCabe        Assistant Treasurer     Portfolio
Administrator

     The principal occupation of each person listed above is his or her occupation with the Manager. The address of each and of the Manager is 40 Richards Avenue, Norwalk, Connecticut 06854. The Trustees and Officers of the Trust, both individually and as a group, own less than 1% of any FundOs outstanding shares.

     The Trust has entered into an Administration and Shareholder Servicing Agreement with the Manager whereby the Manager has agreed to provide administration and shareholder services to the Trust, its shareholders and certain institutions, such as bank trust departments and registered investment advisers, that advise or act as an intermediary with the Trust's shareholders. The Fund currently pays 0.25% of its average daily net assets to the Manager under the Administration Agreement. The fees paid by the Fund to the Manager under the Management Agreement and under the Administration Agreement during the fiscal year ended December 31, 1996 were $761,925 and $238,101, respectively.

     The Trust has also entered into a Distribution Agreement with the Manager whereby the Manager has agreed to provide services with respect to the distribution of the Trust's shares. No compensation is payable to the Manager for its services under the Distribution Agreement.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

     As of April 17, 1997, Resource Bank (Minneapolis, Minnesota) owned 29% of the outstanding shares of the Fund in an omnibus account.

ADDITIONAL INFORMATION

Other Matters

     The Trust is not required to hold annual meetings of shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted a reasonable time before the proxy statement is mailed. Whether a proposal submitted will be included in the proxy statement will be determined in accordance with applicable state and federal law.

     Copies of the most recent annual and semi-annual reports are available without charge. To obtain a copy, call or write the Manager, at 40 Richards Avenue, Norwalk, CT 06854, (800) 835-
3879.

                                        By Order of the Trustees,


                                        KATHLEEN WOOD
                                        Secretary

Dated: May 10, 1997

                            EXHIBIT A
                 FORM OF SUB-ADVISORY AGREEMENT

Attention:     Joseph C. McNay
          Essex Investment Management Company, Inc.

RE:  Sub-Advisory Agreement

To whom it may concern:

The Managers Capital Appreciation Fund (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

The Managers Funds, L.P. (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-
to-day  management  and  administration  of  the  Fund  and   the
coordination  of  investment  of  the  FundOs  assets.   However,
pursuant  to  the  terms  of the Management  Agreement,  specific
portfolio   purchases  and  sales  for  the   FundOs   investment
portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Sub-Adviser. The Manager, being duly authorized, hereby appoints and employs Essex Investment Management Company, Inc. ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  Portfolio Management Duties.

     (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the FundOs investment objectives, policies  and  restrictions as  stated  in  the  Fund's
     Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the OProspectusO).

     (b) The Sub-Adviser shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the OAdvisers ActO), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

     (c) The Sub-Adviser shall provide the TrustOs Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Advisor shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

     (d) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

     (e) The Sub-Advisor agrees to maintain errors and omissions or professional liability insurance coverage with minimum coverage limits of $5 million throughout the term of this agreement.

3. Allocation of Brokerage. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

     (a) In doing so, the Sub-AdviserOs primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as
     amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-AdviserOs overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
     (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any sub-adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's sub-advisers.

4. Information Provided to the Manager and the Trust and to the Sub-Adviser

     (a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Adviser will furnish the TrustOs Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

     (b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

     (c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-AdviserOs registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an Oinvestment adviserO to the Fund within the meaning of the Act and the Advisers Act.


5. Compensation. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Sub-Adviser. The Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this
Agreement.   The Sub-Adviser shall not be liable for any  act  or
omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the TrustOs shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-AdviserOs reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on March 10, 1997 and shall continue in effect for a term of two years from that date. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.
13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.





                            THE MANAGERS FUNDS, L.P.
                            BY: EAIMC HOLDINGS CORP.
                            General Partner

                            BY:  ROBERT P. WATSON

                            Its: GENERAL PARTNER

                            DATE:MARCH 10, 1997
ACCEPTED:

BY:  JOSEPH C. McNAY

Its: CHAIRMAN

DATE:                             MARCH 10, 1997



                            Acknowledged:
                            The Managers Funds

                            BY:  ROBERT P. WATSON

                            Its: PRESIDENT

                            DATE:MARCH 10. 1997










SCHEDULES:                  A.  Fee Schedule.

                           SCHEDULE A
                         SUB-ADVISER FEE

For services provided to the Fund Account, The Managers Funds, L.P. will pay, within 30 days of receipt of invoice from the Sub-Adviser, a base quarterly fee for each calendar quarter at an annual rate of 0.40% of average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily assets in the Fund Account during the calendar quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.